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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        _________________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: August 12, 1998

                          HMG WORLDWIDE CORPORATION
                     _______________________________________

             (Exact name of Registrant as specified in its charter)

            Delaware               1-13121                   13-3402432
         _____________       ____________________     _____________________
         (State or other    (Commission File No.)     (IRS Employer ID No.)
         jurisdiction of
         incorporation)

                  475 Tenth Avenue, New York, New York 10018
                     _______________________________________
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (212) 736-2300
              ____________________________________________________
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Item 2.  Acquisition or Disposition of Assets.

     On August 12, 1998, HMG Worldwide Corporation (the "Company") completed its acquisition of the business of Schutz International Inc., a Chicago based point-of-purchase company, pursuant to an Asset Purchase Agreement ("Purchase Agreement"). Pursuant to the terms of the Purchase Agreement, the Company will pay approximately $3.5 million in deferred payments, subject to adjustment, and issued 100,000 shares of its common stock in consideration for the acquired assets. The Company's deferred payments commence upon the second anniversary of the Purchase Agreement after which the Company will make 20 equal quarterly principal installments, plus accrued interest, over five years. In addition, HMG Worldwide Corporation has agreed to make certain future contingent payments based upon revenues generated over the next three years.

Item 7. Financial Statements and Exhibits

         a.  Exhibit (a) - Copy of the Asset Purchase Agreement.

         b.  Financial Statements of acquired company to be filed.
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                                    Signature

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly cause this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   August 27, 1998
                                            HMG Worldwide Corporation
                                            (Registrant)

                                            By:  /s/ Robert V. Cuddihy, Jr.
                                                 ______________________________
                                                 Robert V. Cuddihy, Jr.
                                                 Chief Financial Officer